Exhibit 5.1

CITY POINT

JOHN W. WHITE

EVAN R. CHESLER

STEPHEN L. GORDON

ROBERT H. BARON

CHRISTINE A. VARNEY

PETER T. BARBUR

MICHAEL S. GOLDMAN

RICHARD HALL

STEPHEN L. BURNS

KATHERINE B. FORREST

KEITH R. HUMMEL

DAVID J. KAPPOS

DANIEL SLIFKIN

ROBERT I. TOWNSEND, Ill

PHILIP J. BOECKMAN

RONALD E. CREAMER JR.

WILLIAM V. FOGG

FAIZA J. SAEED

THOMAS E. DUNN

MARK I. GREENE

JENNIFER S. LEETE

DAVID R. MARRIOTT

MICHAEL A. PASKIN

ANDREW J. PITTS

MICHAEL T. REYNOLDS

ANTONY L. RYAN

GEORGE E. ZOBITZ

GEORGE A. STEPHANAKIS

GARY A. BORNSTEIN

TIMOTHY G. CAMERON

KARIN A. DEMASI

DAVID S. FINKELSTEIN

RACHEL G. SKAISTIS

PAUL H. ZUMBRO

ERIC W. HILFERS

GEORGE F. SCHOEN

CRAIG F. ARCELLA

LAUREN ANGELILLI

TATIANA LAPUSHCHIK

ALYSSA K. CAPLES

MINH VAN NGO

JELENA MCWILLIAMS

KEVIN J. ORSINI

MATTHEW MORREALE

JOHN D. BURETTA

J. WESLEY EARNHARDT

YONATAN EVEN

BENJAMIN GRUENSTEIN

JOSEPH D. ZAVAGLIA

STEPHEN M. KESSING

LAUREN A. MOSKOWITZ

DAVID J. PERKINS

J. LEONARD TETI, II

D. SCOTT BENNETT

TING S. CHEN

CHRISTOPHER K. FARGO

DAVID M. STUART

AARON M. GRUBER

0. KEITH HALLAM, Ill

OMID H. NASAB

DAMARIS HERNANDEZ

AMANDA HINES GOLD

JONATHAN J. KATZ

DAVID L. PORTILLA

ELAD L. ROISMAN

RORY A. LERARIS

MARGARET T. SEGALL

DANIEL K. ZACH

N ICHOLAS A. DORSEY

ANDREW C. ELKEN

JENNI FER R. GRAFF

VANESSA A. LAVELY

G. J. L1GELIS JR.

MICHAEL E. MARIANI

LAUREN R. KENNEDY

SASHA ROSENTHAL - LARREA

MICHAEL P. ADDIS

JUSTIN C. CLARKE

SHARONMOYEE GOSWAMI

C. DANIEL HAAREN

EVAN MEHRAN NORRIS

LAUREN M. ROSENBERG

M ICHAEL L. ARNOLD

HEATHER A. BENJAMIN

MATTHEW J. BOBBY

DANIEL J. CEROUEIRA

ALEXANDRA C. DENNING

H ELAM GEBREMARIAM

MATTHEW G. JONES

MATTHEW M. KELLY

DAVID H. KORN

BRITTANY L. SUKIENNIK

ANDREW M. WARK

ANDREW T. DAVIS

DOUGLAS DOLAN

SANJAY MURTI

BETHANY A. PFALZGRAF

MATTHEW L. PLOSZEK

ARVIND RAVICHANDRAN

PARTN ER EMERIT US

SAMUEL C. BUTLER

OF COUNSEL

CHRISTOPHER J. KELLY

KIMBERLEY S . DREXLER

LILLIAN S. GROSSBARD

KIMBERLY A. GROUSSET

ANDREI HARASYMIAK

.JESSE M. WEISS

MICHAEL J. ZAKEN

BENJAMIN G. JOSELOFF

MEGAN Y. LEW

EUROPEAN COUNSEL

MARGARET R. M. RALLINGS

VIRGINIE MARI ER

ROBERTO BRUNO

NICOLETA D. LUPEA

LAWRENCE J. VERHELST

ONE ROPEMAKER STREET
LONDON EC2Y 9HR
TELEPHONE: +44 - (0)20 - 7453 - 1000
FACSIMILE: + 44 - (0)20 - 78 60 - 1150
PRI NCIPAL OFFICE: WORLDWIDE PLAZA
8.25 EIGHTH AVENUE
NEW YORK, NY 10019 - 7475
TELEPHONE: + 1 - 212 - 474 - 1000
FACS IMILE: + 1 - 212 - 474 - 3700

October 19, 2022

B.A.T Capital Corporation

$600,000,000 7.750% Notes due 2032

Ladies and Gentlemen:

We have acted as U.S. counsel for B.A.T Capital Corporation, a Delaware corporation (“BATCAP” or the “Issuer”) and each of the guarantors listed on Annex A to this opinion (the “Guarantors”), in connection with (i) the filing by the Issuer and the Guarantors with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (Registration No. 333-265958), filed with the Commission on July 1, 2022 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of an undetermined principal amount of debt securities of the Issuer in one or more series and the guarantees of such debt securities by the Guarantors (the “Guarantees”) and (ii) the preparation and filing by the Issuer and the Guarantors of a prospectus supplement, dated October 17, 2022 (the “Prospectus Supplement”), with the Commission relating to the issuance and sale by BATCAP of $600,000,000 aggregate principal amount of 7.750% Notes due 2032 (the “2032 Notes”), to be issued pursuant to the indenture, dated as of September 6, 2019, by and among BATCAP as issuer, the Guarantors and Citibank, N.A. as trustee, authentication agent, initial paying agent, registrar, transfer agent and calculation agent (the “Trustee”) (the “Indenture”), as supplemented by: (i) the supplemental indenture no. 1 dated as of September 6, 2019, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 1”); (ii) the supplemental indenture no. 2 dated as of September 6, 2019, among BATCAP, the Guarantors and the

Trustee (the “Supplemental Indenture No. 2”); (iii) the supplemental indenture no. 3 dated as of September 6, 2019, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 3”); (iv) the supplemental indenture no. 4 dated as of September 6, 2019, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 4”); (v) the supplemental indenture no. 5 dated as of April 2, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 5”); (vi) the supplemental indenture no. 6 dated as of April 2, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 6”); (vii) the supplemental indenture no. 7 dated as of April 2, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 7”); (viii) the supplemental indenture no. 8 dated as of September 25, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 8”); (ix) the supplemental indenture no. 9 dated as of September 25, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 9”); (x) the supplemental indenture no. 10 dated as of September 25, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 10”); (xi) the supplemental indenture no. 11 dated as of September 25, 2020, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 11”); (xii) the supplemental indenture no. 12 dated as of March 16, 2022, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 12”); (xiii) the supplemental indenture no. 13 dated as of March 16, 2022, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 13”); the supplemental indenture no. 14 dated as of March 24, 2022, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 14”); and (xv) the supplemental indenture no. 15 dated as of October 19, 2022, among BATCAP, the Guarantors and the Trustee (the “Supplemental Indenture No. 15” and, together with the Supplemental Indenture No. 1, the Supplemental Indenture No. 2, the Supplemental Indenture No. 3, the Supplemental Indenture No. 4, the Supplemental Indenture No. 5, the Supplemental Indenture No. 6, the Supplemental Indenture No. 7, the Supplemental Indenture No. 8, the Supplemental Indenture No. 9, the Supplemental Indenture No. 10, the Supplemental Indenture No. 11, the Supplemental Indenture No. 12, the Supplemental Indenture No. 13 and the Supplemental Indenture No. 14, the “Supplemental Indentures”), in accordance with the underwriting agreement dated as of October 17, 2022, among BATCAP as issuer, the Guarantors as guarantors, and Barclays Capital Inc., BBVA Securities Inc., Goldman Sachs & Co. LLC and HSBC Securities (USA) Inc. as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”) (the “Underwriting Agreement”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Amended and Restated Certificate of Incorporation of BATCAP, as adopted on September 8, 2008; (b) the Amended and Restated By-laws of BATCAP, as adopted on July 27, 2007; (c) resolutions adopted by Board of Directors of BATCAP on June 20, 2019 and June 29, 2022; (d) the Registration Statement; (e) the Indenture; (f) the Supplemental Indentures; and (g) the form of the 2032 Notes. We have relied, with respect to certain factual matters, on representations and warranties of directors and officers of the Issuer and the Guarantors.

We do not purport to express an opinion on or address all matters of U.S. law that may be of relevance with respect to the proposed issuance and sale of the 2032 Notes. This letter is strictly limited to the matters presented in it and does not extend, by implication or otherwise, to any matters not referenced herein.

Based upon and subject to the foregoing, we are of opinion that:

1. When the 2032 Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture and the Supplemental Indenture No. 15 and upon payment of the consideration therefor provided for in the Underwriting Agreement, such 2032 Notes will be validly issued and constitute valid and binding obligations of BATCAP, enforceable against BATCAP in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2. When the 2032 Notes underlying the Guarantees of the 2032 Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture and the Supplemental Indenture No. 15 and upon payment of the consideration therefor provided for in the Underwriting Agreement, each Guarantee of the 2032 Notes will constitute the valid and binding obligation of the Guarantors, enforceable against the Guarantors, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We are admitted to practice only in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware. In particular, we do not purport to pass on any matter governed by the laws of England and Wales, the Netherlands or the State of North Carolina.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to British American Tobacco p.1.c.’s current report on Form 6-K filed on October 19, 2022 and to the incorporation by reference of this opinion into the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

British American Tobacco p.l.c.
Globe House
4 Temple Place
London WC2R 2PG
United Kingdom

B.A.T Capital Corporation
103 Foulk Road, Suite 120
Wilmington, Delaware 19803
United States

O

ANNEX A

Guarantors

British American Tobacco p.l.c., a public limited company organized under the laws of England and Wales

B.A.T. International Finance p.l.c., a public limited company organized under the laws of England and Wales

B.A.T. Netherlands Finance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands

Reynolds American Inc., a North Carolina corporation